Exhibit 99.1

FLUIDIGM ANNOUNCES TIMING FOR RELEASE OF Q2, 2011 FINANCIAL

RESULTS AND EXTENSION OF LOCK-UP AGREEMENTS

SOUTH SAN FRANCISCO, Calif. – July 14, 2011 – Fluidigm Corporation (NASDAQ:FLDM) today announced that it will report its second quarter 2011 financial results on August 9, 2011, after close of market.

The company also announced that pursuant to Financial Industry Regulatory Authority (FINRA) rules, the term of lock-up agreements between its pre-IPO stockholders and the IPO underwriters has been automatically extended through and including August 26, 2011.

The lock-up agreements restrict dispositions of company securities prior to a date which is 180 days after the effective date of the company’s initial public offering, unless prior to the expiration of the 180-day restricted period, the company announces that it will release earnings results during the 16-day period following the last day of the initial 180 day lock-up period, in which case the lock-up period will be extended until the expiration of the 18-day period beginning on the date of the earnings release.

Gajus Worthington, Fluidigm’s President and Chief Executive Officer, and Vikram Jog, Fluidigm’s Chief Financial Officer, will host a conference call at 2:30 p.m. PDT (5:30 p.m. EDT) on August 9, 2011 to discuss second quarter financial results and operating activities. A press release outlining the financial results will be publicly distributed prior to the call.

The Fluidigm conference call can be accessed by calling (877) 556-5248 (domestic toll-free) or (720) 545-0029 (international toll). There will be a Q&A period during the call.

Fluidigm will also provide a live stream of its second quarter 2011 conference call for investors at: http://investors.fluidigm.com/events.cfm. The link will not be active until 2:15 p.m. PDT on August 9, 2011. A telephone replay of the teleconference will be available 90 minutes after the end of the call at (855) 859-2056 (domestic toll-free), or (404) 537-3406 (international toll), access code 83191809. The conference call will also be archived on the Fluidigm investor’s page at: http://investors.fluidigm.com.

About Fluidigm

Fluidigm (NASDAQ:FLDM) develops, manufactures and markets microfluidic systems for growth markets in the life science and agricultural biotechnology, or Ag-Bio, industries. Fluidigm’s proprietary microfluidic systems consist of instruments and consumables, including integrated fluidic circuits, or chips, and reagents. These systems are designed to significantly simplify experimental workflow, increase throughput and reduce costs, while providing the excellent data quality demanded by customers. Fluidigm actively markets three microfluidic systems including nine different commercial chips to leading pharmaceutical and biotechnology companies, academic institutions and Ag-Bio companies.

For more information, please visit www.fluidigm.com.

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Fluidigm, the Fluidigm logo, BioMark, are trademarks or registered trademarks of Fluidigm Corporation

CONTACT:	Howard High
Fluidigm Corporation
650.266.6081 (office)
510.786.7378 (mobile)
howard.high@fluidigm.com